UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2023

EAGLE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7830 Old Georgetown Road, Third Floor
Bethesda, Maryland 20814
(Address of Principal Executive Offices) (Zip Code)
(301) 986-1800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EGBN	The Nasdaq Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company,indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On Monday, July 31, 2023, Eagle Bancorp, Inc. (the "Company") notified Antonio F. Marquez, Senior Executive Vice President and President of Commercial Banking, that his employment will terminate without cause, effective August 31, 2023, due to a position elimination. We do not intend to name a successor to Mr. Marquez.
In connection with his termination, Mr. Marquez will be entitled to severance benefits under his employment agreement and non-compete agreement payable upon a termination without cause as described under "Potential Payments Upon Termination or Change in Control" in the Company's 2023 Definitive Proxy Statement on Schedule 14A, dated April 5, 2023. These benefits consist of up to twelve months of healthcare continuation coverage at active employee rates, and cash severance equal to one times Mr. Marquez's annual base salary rate and most recent cash bonus. The Compensation Committee of the Board of Directors of the Company has also determined that the benefits to which Mr. Marquez will be entitled under his supplemental executive retirement plan agreement (at such times as provided in the agreement) will not be subject to reduction despite his cessation of service prior to age 67.
The payments and benefits described above are generally conditioned upon Mr. Marquez signing a release of claims and complying with his pre-existing restrictive covenants.
Ms. Riel, President and Chief Executive Officer of the Company, in an internal announcement said, "Tony has been an invaluable member of the EagleBank team and has significantly contributed to our success. We thank him for his years of service to EagleBank and wish him the all the best."
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP INC.

Date: July 31, 2023	By:	/s/ Susan G. Riel
Susan G. Riel
President and Chief Executive Officer